                                                                    Exhibit 3.51

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       WILSONS LEATHER OF TENNESSEE INC.

                           (a Tennessee corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  SHARE CERTIFICATES. Certificates evidencing shares of the
              ------------------
Corporation shall set forth thereon the statements prescribed by the Tennessee Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          2.  SHARE TRANSFERS. Upon compliance with any provisions restricting
              ---------------
the transferability of shares that may be set forth in the charter, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          3.  RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix a
              ----------------------------
record date, with respect to any distribution. The Board of Directors may also fix a record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, provided, that a record date fixed under this sentence may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME. The annual meeting shall be held on the date fixed from time
              ----
to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
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place in or out of the State of Tennessee as the directors shall from time to time fix.

          c.  CALL. Annual meetings may be called by the directors or the
              ----
Chairman of the Board of Directors, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The Corporation
              -------------------------------------------------
shall notify shareholders of the date, time and place of each annual and special shareholders' meeting. Such notice shall be given no fewer than ten days nor more than two months before the meeting date. Unless the Business Corporation Act or the charter requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the charter requires otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the charter, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean either oral or written notice as prescribed by the Business Corporation Act.

          e.  SHAREHOLDERS' LIST FOR MEETING.  After fixing a record date for a
              ------------------------------
meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders

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who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder, in each case as reflected in the records of the Corporation. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect, and to copy the list, subject to the requirements of the Business Corporation Act, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          f.  CONDUCT OF MEETING. Meetings of the shareholders shall be presided
              ------------------
over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or
              --------------------
otherwise act for him in the manner prescribed by the provisions of the Business Corporation Act. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          h.  SHARES HELD BY NOMINEES. The Corporation may establish a procedure
              -----------------------
by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.

          i.  QUORUM. Unless the charter or the Business Corporation Act
              ------
provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

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

          j.  VOTING.  Unless otherwise provided in the charter, directors are
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elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Unless the charter or any provision of law requires a greater number of affirmative votes, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

          5.  ACTION WITHOUT MEETING. Action required or permitted by the
              ----------------------
Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, in one or more counterparts, indicating each signing shareholder's vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.  FUNCTIONS GENERALLY - COMPENSATION.  Subject to any limitation set
              -------------------   ------------
forth in the charter, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors. The Board of Directors may fix the compensation of directors.

          2.  QUALIFICATIONS AND NUMBER. A director need not be a shareholder or
              -------------------------
a resident of the State of Tennessee. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  TERMS AND VACANCIES.  The terms of the initial directors of the
              -------------------
Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the end of the term for which the director's predecessor was elected. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the

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

number of directors, the shareholders or the Board of Directors may fill the vacancy, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          4.  MEETINGS.
              --------

          a.  CALL. No call shall be required for regular meetings for which the
              ----
date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the
              ---------------------------------------
Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any special meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act, the charter or by these Bylaws before or after the date and time stated in the notice. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, must be signed by the director entitled to the notice, and must be filed with the minutes or corporate records.

          c.  QUORUM AND ACTION. A quorum of the Board of Directors consists of
              -----------------
a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. Except as otherwise herein provided or except as any provision of law may otherwise require, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          d.  CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall
              -----------------------
be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, or any other director chosen by the Board of Directors.

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

          5.  REMOVAL OF DIRECTORS. The shareholders or directors may remove one
              --------------------
or more directors pursuant to the provisions of the Business Corporation Act.

          6.  COMMITTEES. The Board of Directors may create one or more
              ----------
committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of a member or members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the charter or these Bylaws to take action under the provisions of the Business Corporation Act. The provisions of the Business Corporation Act which govern meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors, or the in the charter or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

          7.  ACTION WITHOUT MEETING. Action required or permitted by the
              ----------------------
Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director in one or more counterparts, indicating each signing director's vote or abstention on the action, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have a President and a Secretary, and such other officers as may be deemed necessary, each or any of whom may be elected or appointed by the directors or appointed by a duly elected or appointed officer. The same individual may simultaneously hold more than one office in the Corporation, except the offices of President and Secretary.

          Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

          Each officer of the Corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of

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

Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.

          The Board of Directors may remove any officer at any time with or without cause. Any officer, if appointed by another officer, may likewise be removed by such officer.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.

                                  ARTICLE VI
                                  ----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                              CONTROL OVER BYLAWS
                              -------------------

          Unless the charter or the Business Corporation Act provides otherwise, the Board of Directors may adopt, amend or repeal the Bylaws. A Corporation's shareholders may amend or repeal the Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

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